NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES CONSTRUCTION FINANCING
FOR THE SAINT GEORGE,
A MULTI-FAMILY PROJECT IN NORTH-CENTRAL AUSTIN

Construction Set to Commence Later this Month
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AUSTIN, TX, July 21, 2022 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced that it has completed construction financing for the development of The Saint George, a 316-unit luxury wrap-style multi-family project to be constructed in north-central Austin on Burnet Road. The Saint George project is located within minutes of the University of Texas, downtown employers, Apple Inc.’s new North Austin campus, the Q2 Stadium-home to Austin’s major league soccer team Austin FC-and The Domain, an upscale retail, office and residential center with more than 100 stores and restaurants. Construction is expected to commence later this month.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, stated, “We are pleased to announce that we have obtained construction financing for The Saint George, another Stratus multi-family project, located in the rapidly growing Burnet corridor in north-central Austin. The Saint George will be a high-quality addition to our portfolio, ultimately adding value to our leasing operations. After project stabilization, we look forward to considering monetization opportunities for this property.”

The Saint George
The project is owned by The Saint George Apartments, L.P., a Texas limited partnership and a Stratus subsidiary. The construction financing consists of a four-year construction loan from Comerica Bank to the limited partnership in the amount of $56.8 million, which is secured by the project. Stratus provided a completion guaranty and twenty-five percent repayment guaranty, which will be eliminated once the project meets specified conditions. The remaining estimated project costs are being funded by equity contributed to the limited partnership by Stratus (10%) and an unrelated equity investor (90%). Stratus will also earn development fees and management fees on the project.

Stratus currently expects to achieve substantial completion of The Saint George by mid-2024. Amenities will include a rooftop deck, fitness center, resort pool, bike room and community workspaces. Stratus has entered into a voluntary restrictive covenant to offer 10 percent of total units as affordable units. The project will be built consistent with Stratus’ sustainability, wellness and conservation goals.

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, leasing and sale of multi-family and single-family residential real estate properties and commercial properties in the Austin, Texas area and other select markets in Texas.

Forward-Looking Statements

This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to execute profitably on its development plan for The Saint George, Stratus’ ability to continue to effectively develop and execute its strategies, including its ability to develop, finance, construct, lease and sell properties on its anticipated schedule and at prices its Board of Directors considers acceptable, the results of Stratus’ strategic planning process, changes in the demand for real estate in the select markets in Texas where Stratus operates, changes in economic, market and business conditions including recent inflation and supply chain constraints, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.
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